FOR IMMEDIATE RELEASE

AGS COMPLETES ACQUISITION OF INTEGRITY GAMING CORP.

AGS will focus on maximizing performance and revenue of Integrity’s 2,700-game participation footprint

LAS VEGAS - February 11, 2019 - PlayAGS (NYSE: AGS) (“AGS”, or the “Company” or “our”), a leading designer and supplier of electronic gaming machines, table products, and interactive solutions for the gaming industry, today announced the successful completion of its acquisition of Integrity Gaming Corp. (TSX-V: IGAM) (OTCQX: IGAMF) (“Integrity”). This acquisition increases AGS’ recurring revenue footprint by more than 2,700 games and presents yield optimization opportunities.

AGS Senior Vice President of Slot Products Andrew Burke said, “We are thrilled to have so quickly closed this deal and are ready to provide Integrity’s customers with exceptional service and support. Every Integrity customer is also an AGS customer, so this should be a relatively seamless transition and one that gives us an opportunity to work with operators to ensure they are getting the best performance from their Integrity-placed games.”

Under the terms of the deal, AGS acquired all issued and outstanding common shares of Integrity Gaming Corp. for a cash payment of CAD$0.46 per share, reflecting a total transaction value of USD$49 million, which includes repaying USD$35 million of Integrity’s outstanding debt. The acquisition was funded with cash on the balance sheet.

Integrity’s installed base of more than 2,700 Class III and Class II games in Oklahoma and Texas includes slot machines manufactured by various slot suppliers, including AGS, in approximately 30 tribal casinos.

Now that the transaction has closed, Integrity’s brand, operations, and team will be integrated under AGS, with centralized service and support managed from AGS’ Oklahoma City, Oklahoma offices.

Paul, Weiss, Rifkind, Wharton & Garrison LLP and Blake, Cassels & Graydon LLP served as legal advisors to AGS.
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About AGS
AGS is a global company focused on creating a diverse mix of entertaining gaming experiences for every kind of player. Our roots are firmly planted in the Class II Native American gaming market, but our customer-centric culture and growth have helped us branch out to become a leading all-inclusive commercial gaming supplier. Powered by high-performing Class II and Class III slot products, an expansive table products portfolio, real-money gaming platforms and content, highly rated social casino solutions for players and operators, and best-in-class service, we offer an unmatched value proposition for our casino partners. Learn more at www.playags.com.

Julia Boguslawski, Chief Marketing Officer and Executive Vice President of Investor Relations
jboguslawski@PlayAGS.com
Steven Kopjo, Director of Investor Relations
skopjo@playags.com

Forward-Looking Statements
This release contains, and oral statements made from time to time by our representatives may contain, forward-looking statements based on management’s current expectations and projections, which are intended to qualify for the safe harbor of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding the proposed public offering and other statements identified by words such as “believe,” “will,” “may,” “might,” “likely,” “expect,” “anticipates,” “intends,” “plans,” “seeks,” “estimates,” “believes,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. All forward-looking statements are based on current expectations and projections of future events.

These forward-looking statements reflect the current views, models, and assumptions of AGS, and are subject to various risks and uncertainties that cannot be predicted or qualified and could cause actual results in AGS’s performance to differ materially from those expressed or implied by such forward looking statements. These risks and uncertainties include, but are not limited to, the ability of AGS to maintain strategic alliances, unit placements or installations, grow revenue, garner new market share, secure new licenses in new jurisdictions, successfully develop or place proprietary product, comply with regulations, have its games approved by relevant jurisdictions and other factors set forth under Item 1. “Business,” Item 1A. “Risk Factors” in AGS’s Annual Report on Form 10-K/A, filed with the Securities and Exchange Commission on March 30, 2018. All forward-looking statements made herein are expressly qualified in their entirety by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Readers are cautioned that all forward-looking statements speak only to the facts and circumstances present as of the date of this press release. AGS expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

©2019 PlayAGS, Inc. All® notices signify marks registered in the United States.  All ™ and ℠ notices signify unregistered trademarks. Products referenced herein are sold by AGS LLC or other subsidiaries of PlayAGS, Inc.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.